SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

CORAUTUS GENETICS INC.

(Exact Name Of Registration As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10030 Barnes Canyon Road

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 678-0000

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On April 3, 2003, Corautus Genetics Inc. issued a news release, attached hereto as Exhibit 99.1, announcing its continued implementation of its post-merger plans to improve operational efficiency and cut burn rate. The news release also announced Dr. Robert Sobol’s resignation from his positions as President and director of Corautus to pursue other interest.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 3, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corautus Genetics Inc.

Date: April 4, 2003	By:	/s/ ROBERT T. ATWOOD
Robert T. Atwood Chief Financial Officer